Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 25, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in National Fuel Gas Company’s Annual Report on Form 10-K for the year ended September 30, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Buffalo, New York
March 19, 2010